Exhibit 99.1
Planet Fitness, Inc. Announces First Quarter 2023 Results
System-wide same store sales increased 9.9%
Ended first quarter with total membership of more than 18.1 million
Reiterates growth expectations for 2023
$25 million in shares repurchased in first quarter and an additional $25 million repurchased in the second quarter

Hampton, NH, May 4, 2023 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its first quarter ended March 31, 2023.
“Our strong momentum from the end of 2022 continued into the first quarter, driving membership to more than 18.1 million, which reflects the Company’s highest quarterly net member growth since the first quarter of 2020. Our business continues to rebound from the impact of COVID-19 shutdowns with more than 50 percent of our U.S. stores opened prior to 2019 back to or above pre-pandemic membership levels, with member growth driving our 9.9 percent increase in system-wide same stores sales,” said Chris Rondeau, Chief Executive Officer. “Our brand’s resiliency despite inflation and other macroeconomic factors was apparent in our first quarter member trends, with all generational groups back to pre-pandemic population penetration levels, a continued overall lower cancellation rate, as well as our perks program offering even more value with discounts to help our members offset increased pricing on everyday items. We believe we are financially well-positioned to invest in growth areas, such as technology and a small dedicated international team, while also returning cash to shareholders, including the $50 million in shares repurchased year-to-date.”
First Quarter Fiscal 2023 results
•Total revenue increased from the prior year period by 19.0% to $222.2 million.
•System-wide same store sales increased by 9.9%.
•System-wide sales increased $147 million to $1,108 million, from $961 million in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $22.7 million, or $0.27 per diluted share, compared to $16.5 million, or $0.19 per diluted share, in the prior year period.
•Net income increased $6.4 million to $24.8 million, compared to $18.4 million in the prior year period.
•Adjusted net income(1) increased $7.8 million to $36.4 million, or $0.41 per diluted share, compared to $28.5 million, or $0.32 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $13.5 million to $90.2 million from $76.7 million in the prior year period.
•36 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,446 as of March 31, 2023.
•Repurchased and retired 317,599 shares of Class A common stock using $25 million of cash on hand.
•Cash of $523.0 million, which includes cash and cash equivalents of $460.4 million and restricted cash of $62.6 million.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the First Quarter Ended March 31, 2023
For the first quarter 2023, total revenue increased $35.5 million or 19.0% to $222.2 million from $186.7 million in the prior year period, which included system-wide same store sales growth of 9.9%. By segment:
•Franchise segment revenue increased $12.6 million or 15.7% to $92.7 million from $80.1 million in the prior year period. The increase in franchise segment revenue for the first quarter of 2023 was primarily due to an $8.0 million increase in franchise royalty revenue, a $2.8 million increase in National Advertising Fund (“NAF”) revenue, and a $2.6 million increase in franchise and other fees, partially offset by a $0.7 million decrease in equipment placement revenue. Of the $8.0 million increase in franchise royalty revenue, $4.9 million was attributable to a franchisee-owned same store sales increase of 9.7%, $2.4 million was from higher royalties on annual fees and $1.9 million was attributable to new stores opened since January 1, 2022. Partially offsetting the royalty revenue increases was a decrease of approximately $0.9 million primarily as a result of the stores acquired in the acquisition of Sunshine

Fitness Growth Holdings, LLC in the first quarter of 2022 (the “Sunshine Acquisition”) becoming corporate-owned stores beginning February 10, 2022. The $0.7 million decrease in placement revenue was driven by lower new equipment placements in the three months ended March 31, 2023 compared to the three months ended March 31, 2022;
•Corporate-owned stores segment revenue increased $29.7 million or 39.0% to $105.9 million from $76.2 million in the prior year period. Of the increase, $23.5 million was attributable to the February 10, 2022 acquisition of 114 stores in the Sunshine Acquisition, $3.2 million was from the corporate-owned store same store sales increase of 12.1%, and $3.0 million was from new stores opened since January 1, 2022; and
•Equipment segment revenue decreased $6.8 million or 22.3% to $23.7 million from $30.4 million in the prior year period, driven by $8.5 million of lower equipment sales to 18 new franchisee-owned stores in the three months ended March 31, 2023 compared to 33 new franchisee-owned stores in the three months ended March 31, 2022, which was partially offset by an increase of $1.8 million in sales to existing franchisee-owned stores in the three months ended March 31, 2023.
For the first quarter of 2023, net income attributable to Planet Fitness, Inc. was $22.7 million, or $0.27 per diluted share, compared to $16.5 million, or $0.19 per diluted share, in the prior year period. Net income was $24.8 million in the first quarter of 2023 compared to $18.4 million in the prior year period. Adjusted net income increased $7.8 million to $36.4 million, or $0.41 per diluted share, from $28.5 million, or $0.32 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 25.9% and 26.2% for the current and prior year period, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased $13.5 million to $90.2 million from $76.7 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $4.6 million to $64.7 million. The increase in franchise segment EBITDA for the first quarter of 2023 was primarily attributable to the franchise revenue increases as described above partially offset by higher NAF expenses of $2.4 million, a $3.3 million increase in an estimated legal liability, and a $2.1 million gain in the three months ended March 31, 2022 on the settlement of preexisting contracts associated with the Sunshine Acquisition;
•Corporate-owned stores segment EBITDA increased $10.2 million to $33.5 million. Of the increase, $5.3 million was attributable to the corporate-owned stores acquired in the Sunshine Acquisition and $5.4 million was attributable to the same store sales increase of 12.1%. Partially offsetting these increases was higher selling, general and administrative expense of $0.9 million, primarily as a result of the Sunshine Acquisition; and
•Equipment segment EBITDA decreased by $3.1 million to $5.6 million primarily driven by lower equipment sales to new franchisee-owned stores in the three months ended March 31, 2023 compared to the three months ended March 31, 2022, as described above.
Subsequent Franchise Acquisition
On April 16, 2023, the Company completed an acquisition of four franchise stores operating in Florida for approximately $26.3 million using cash on hand.
Subsequent Shares Repurchased
During the second quarter of 2023, the Company repurchased 310,823 shares of Class A common stock for a total cost of approximately $25.0 million.

2023 Outlook
For the year ending December 31, 2023, the Company is reiterating the following expectations as compared to the Company’s 2022 results, which assumes there is no material resurgence of COVID-19 that causes member disruptions, whether via shutdowns or more stringent mandates that result in a significant change in membership behaviors, or any significant new supply chain disruptions:
•New equipment placements of approximately 160 in franchisee-owned locations
•System-wide same store sales in the high single-digit percentage range
The following are 2023 growth expectations over the Company’s 2022 results:
•Revenue to increase in the 13% to 14% range
•Adjusted EBITDA to increase in the 17% to 18% range
•Adjusted net income to increase in the 30% to 33% range
•Adjusted earnings per share to increase in the 33% to 36% range, based on Adjusted diluted shares outstanding of approximately 89.5 million, inclusive of one million shares repurchased.
The Company continues to expect 2023 net interest expense to be approximately $75 million. It also expects capital expenditures to increase to the mid-30% range driven by additional stores in our corporate-owned portfolio and depreciation and amortization to increase to the mid-10% range driven by the increase in capital expenditures and a full-year of depreciation and amortization of the assets acquired in the Sunshine Acquisition in our results over 2022.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income or Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2023. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2023, and therefore cannot be made available without unreasonable effort.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
Investor Conference Call
The Company will hold a conference call at 8:00 AM (ET) on May 4, 2023 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of March 31, 2023, Planet Fitness had more than 18.1 million members and 2,446 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Brittany Fraser, ICR
brittany.fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2023 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth, share repurchases, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” “plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, risks related to our ability to achieve the benefits from the Sunshine Acquisition, risks and uncertainties associated with the duration and impact of COVID-19, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2023	2022
Revenue:
Franchise	$75,878	$66,117
National advertising fund revenue	16,804	13,967
Corporate-owned stores	105,882	76,157
Equipment	23,661	30,435
Total revenue	222,225	186,676
Operating costs and expenses:
Cost of revenue	19,354	22,361
Store operations	66,015	47,535
Selling, general and administrative	27,767	30,826
National advertising fund expense	16,987	14,547
Depreciation and amortization	36,010	25,683
Other losses (gains), net	3,936	(2,933)
Total operating costs and expenses	170,069	138,019
Income from operations	52,156	48,657
Other expense, net:
Interest income	3,931	209
Interest expense	(21,599)	(22,631)
Other income	113	4,090
Total other expense, net	(17,555)	(18,332)
Income before income taxes	34,601	30,325
Equity losses of unconsolidated entities, net of tax	(265)	(238)
Provision for income taxes	9,567	11,711
Net income	24,769	18,376
Less net income attributable to non-controlling interests	2,064	1,912
Net income attributable to Planet Fitness, Inc.	$22,705	$16,464
Net income per share of Class A common stock:
Basic	$0.27	$0.20
Diluted	$0.27	$0.19
Weighted-average shares of Class A common stock outstanding:
Basic	84,444	84,166
Diluted	84,787	84,635

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$460,425	$409,840
Restricted cash	62,578	62,659
Accounts receivable, net of allowances for uncollectible amounts of $0 and $0 as of March 31, 2023 and December 31, 2022, respectively	20,750	46,242
Inventory	4,996	5,266
Restricted assets – national advertising fund	13,387	—
Prepaid expenses	17,364	11,078
Other receivables	6,570	14,975
Income tax receivables	2,689	5,471
Total current assets	588,759	555,531
Property and equipment, net of accumulated depreciation of $251,251 and $227,869 as of March 31, 2023 and December 31, 2022, respectively	344,344	348,820
Investments, net of allowances for expected credit losses of $15,212 and $14,957 as of March 31, 2023 and December 31, 2022, respectively	25,085	25,122
Right-of-use assets, net	341,703	346,937
Intangible assets, net	404,490	417,067
Goodwill	702,690	702,690
Deferred income taxes	494,695	454,565
Other assets, net	3,799	3,857
Total assets	$2,905,565	$2,854,589
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$20,750	$20,750
Accounts payable	16,961	20,578
Accrued expenses	47,014	66,993
Equipment deposits	12,851	8,443
Deferred revenue, current	73,249	53,759
Payable pursuant to tax benefit arrangements, current	31,940	31,940
Other current liabilities	47,458	42,067
Total current liabilities	250,223	244,530
Long-term debt, net of current maturities	1,974,303	1,978,131
Lease liabilities, net of current portion	336,024	341,843
Deferred revenue, net of current portion	33,071	33,152
Deferred tax liabilities	1,459	1,471
Payable pursuant to tax benefit arrangements, net of current portion	464,840	462,525
Other liabilities	4,224	4,498
Total noncurrent liabilities	2,813,921	2,821,620
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 85,230 and 83,430 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	9	8
Class B common stock, $.0001 par value - 100,000 authorized, 4,245 and 6,146 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	1
Accumulated other comprehensive loss	(367)	(448)
Additional paid in capital	555,267	505,144
Accumulated deficit	(706,017)	(703,717)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(151,108)	(199,012)
Non-controlling interests	(7,471)	(12,549)
Total stockholders' deficit	(158,579)	(211,561)
Total liabilities and stockholders' deficit	$2,905,565	$2,854,589

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$24,769	$18,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,010	25,683
Amortization of deferred financing costs	1,360	1,369
Amortization of asset retirement obligations	95	17
Dividends accrued on investment	(483)	(451)
Deferred tax expense	8,082	10,940
Loss on extinguishment of debt	—	1,583
Equity losses of unconsolidated entities, net of tax	265	238
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investment	255	(2,110)
Gain on re-measurement of tax benefit arrangement	—	(3,788)
Loss on reacquired franchise rights	—	1,160
Equity-based compensation	2,049	2,850
Other	(139)	(53)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	25,619	14,415
Inventory	266	(589)
Other assets and other current assets	2,010	(5,522)
Restricted assets - national advertising fund	(13,387)	(22,569)
Accounts payable and accrued expenses	(19,928)	(7,284)
Other liabilities and other current liabilities	4,907	1,035
Income taxes	2,736	625
Equipment deposits	4,408	6,869
Deferred revenue	19,395	15,306
Leases	(379)	(90)
Net cash provided by operating activities	97,910	58,010
Cash flows from investing activities:
Additions to property and equipment	(22,997)	(23,872)
Acquisition of franchises, net of cash acquired	—	(425,834)
Net cash used in investing activities	(22,997)	(449,706)
Cash flows from financing activities:
Principal payments on capital lease obligations	(56)	(52)
Proceeds from issuance of long-term debt	—	900,000
Proceeds from issuance of Variable Funding Notes	—	75,000
Repayment of long-term debt and Variable Funding Notes	(5,188)	(634,250)
Payment of financing and other debt-related costs	—	(16,191)
Proceeds from issuance of Class A common stock	6,748	525
Repurchase and retirement of Class A common stock	(25,005)	—
Distributions paid to members of Pla-Fit Holdings	(1,106)	(815)
Net cash (used in) provided by financing activities	(24,607)	324,217
Effects of exchange rate changes on cash and cash equivalents	198	206
Net increase (decrease) in cash, cash equivalents and restricted cash	50,504	(67,273)
Cash, cash equivalents and restricted cash, beginning of period	472,499	603,941
Cash, cash equivalents and restricted cash, end of period	$523,003	$536,668
Supplemental cash flow information:
Net (refund received) cash paid for income taxes	$(1,016)	$130
Cash paid for interest	$20,373	$16,874
Non-cash investing activities:
Non-cash additions to property and equipment	$11,682	$4,470
Fair value of common stock issued as consideration for acquisition	$—	$393,730

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, acquisition transaction costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended March 31,
	2023	2022
(in thousands)
Net income	$24,769	$18,376
Interest income	(3,931)	(209)
Interest expense(1)	21,599	22,631
Provision for income taxes	9,567	11,711
Depreciation and amortization	36,010	25,683
EBITDA	$88,014	$78,192
Purchase accounting adjustments-revenue(2)	86	58
Purchase accounting adjustments-rent(3)	104	109
Loss on reacquired franchise rights(4)	—	1,160
Gain on settlement of preexisting contract with acquiree(5)	—	(2,059)
Transaction fees and acquisition-related costs(6)	394	4,423
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investments(7)	255	(2,110)
Dividend income on held-to-maturity investments(8)	(483)	(451)
Legal matters(9)	3,300	—
Tax benefit arrangement remeasurement(10)	—	(3,788)
Other(11)	(1,459)	1,153
Adjusted EBITDA(12)	$90,211	$76,687
(1)Includes a $1,583 loss on extinguishment of debt in the three months ended March 31, 2022.
(2)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up-front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(3)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $41 and $45 in the three months ended March 31, 2023 and 2022, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $63 and $64 in the three months ended March 31, 2023 and 2022, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(4)Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other losses (gains), net on our consolidated statement of operations.
(5)Represents a gain on settlement of deferred revenue from existing contracts with acquired franchisee-stores recorded in accordance with ASC 805 – Business Combinations, and is included in other losses (gains), net on our consolidated statement of operations.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

(6)Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(7)Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investments.
(8)Represents dividend income on held-to-maturity investments.
(9)Represents costs associated with legal matters in which the Company is a defendant. In connection with the summary of terms for a settlement agreement that was agreed to between the Company and a franchisee in Mexico (“Preliminary Settlement Agreement”), the Company recorded an estimated liability for the legal settlement of $8,550 as of December 31, 2022, inclusive of estimated future legal fees. As of March 31, 2023, the Company revised its estimate of the legal settlement, and recorded an increase to the estimated liability of $3,300 to $11,850, inclusive of legal fees paid.
(10)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(11)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(12)Effective September 30, 2022, we no longer exclude pre-opening costs from our computation of Adjusted EBITDA. Adjusted EBITDA for all prior periods presented has been restated to the current period computation methodology.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended March 31,
(in thousands)	2023	2022
Segment EBITDA
Franchise	$64,735	$60,106
Corporate-owned stores	33,530	23,364
Equipment	5,571	8,653
Corporate and other	(15,822)	(13,931)
Total Segment EBITDA(1)	$88,014	$78,192
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income and Adjusted net income per share, diluted, assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended March 31,
(in thousands, except per share amounts)	2023	2022
Net income	$24,769	$18,376
Provision for income taxes, as reported	9,567	11,711
Purchase accounting adjustments-revenue(1)	86	58
Purchase accounting adjustments-rent(2)	104	109
Loss on reacquired franchise rights(3)	—	1,160
Gain on settlement of preexisting contract with acquiree(4)	—	(2,059)
Transaction fees and acquisition-related costs(5)	394	4,423
Loss on extinguishment of debt(6)	—	1,583
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investments(7)	255	(2,110)
Dividend income on held-to-maturity investments(8)	(483)	(451)
Legal matters(9)	3,300	—
Tax benefit arrangement remeasurement(10)	—	(3,788)
Other(11)	(1,459)	1,153
Purchase accounting amortization(12)	12,577	8,518
Adjusted income before income taxes	$49,110	$38,683
Adjusted income tax expense(13)	12,719	10,135
Adjusted net income(14)	$36,391	$28,548

Adjusted net income per share, diluted	$0.41	$0.32

Adjusted weighted-average shares outstanding(15)	89,794	89,652
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up-front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $41 and $45 in the three months ended March 31, 2023 and 2022, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $63 and $64 in the three months ended March 31, 2023 and 2022, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other losses (gains), net on our consolidated statement of operations.
(4)Represents a gain on settlement of deferred revenue from existing contracts with acquired franchisee-stores recorded in accordance with ASC 805 – Business Combinations, and is included in other losses (gains), net on our consolidated statement of operations.
(5)Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(6)Represents a loss on extinguishment of debt in the three months ended March 31, 2022.
(7)Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investments.
(8)Represents dividend income on held-to-maturity investments.
(9)Represents costs associated with legal matters in which the Company is a defendant. In connection with the Preliminary Settlement Agreement between the Company and a franchisee in Mexico, the Company recorded an estimated liability for the legal settlement of $8,550 as of December 31, 2022, inclusive of estimated future legal fees. As of March 31, 2023, the Company revised its estimate of the legal settlement, and recorded an increase to the estimated liability of $3,300 to $11,850, inclusive of legal fees paid.
(10)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(11)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(12)Includes $3,096 of amortization of intangible assets, for the three months ended March 31, 2023 and 2022, recorded in connection with the 2012 Acquisition, and $9,481 and $5,415 of amortization of intangible assets for the three months ended March 31, 2023 and 2022, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.
(13)Represents corporate income taxes at an assumed blended tax rate of 25.9% for the three months ended March 31, 2023 and 26.2% for the three months ended March 31, 2022, applied to adjusted income before income taxes.
(14)Effective September 30, 2022, we no longer exclude pre-opening costs from our computation of Adjusted EBITDA. Adjusted EBITDA for all prior periods presented has been restated to the current period computation methodology.
(15)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months ended March 31, 2023 and 2022:

	For the three months ended March 31, 2023			For the three months ended March 31, 2022
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$22,705	84,787	$0.27	$16,464	84,635	$0.19
Assumed exchange of shares(2)	2,064	5,007		1,912	5,017
Net income	24,769			18,376
Adjustments to arrive at adjusted income before income taxes(3)	24,341			20,307
Adjusted income before income taxes	49,110			38,683
Adjusted income tax expense(4)	12,719			10,135
Adjusted net income	$36,391	89,794	$0.41	$28,548	89,652	$0.32
(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted, of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)Represents corporate income taxes at an assumed blended tax rate of 25.9% and 26.2% for the three months ended March 31, 2023 and 2022, respectively, applied to adjusted income before income taxes.